As filed with the Securities and Exchange Commission on December 23, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SINA CORPORATION
(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(Province or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

37F Jin Mao Tower, 88 Century Boulevard, Pudong, Shanghai 200121, China
+86 21 6289 5678
(Address and telephone number of registrant’s principal executive office)

CT Corporation System
111 Eighth Avenue, New York, New York 10011
(212) 664-1666
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

David C. Lee Orrick, Herrington & Sutcliffe LLP 1000 Marsh Road Menlo Park, California 94025 (650) 614-7400	Brett Cooper Orrick, Herrington & Sutcliffe LLP The Orrick Building 405 Howard Street San Francisco, California 94105 (415) 773-5700

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
	Amount to be	Offering	Aggregate	Registration
Title of Securities to be Registered(1)	Registered(2)	Price per Share(2)	Offering Price(2)	Fee(2)
Ordinary Shares, together with related ordinary share purchase rights(3)

(1)	Includes (i) securities initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public and (ii) securities that may be purchased by underwriters pursuant to over-allotment options. These securities are not being registered for the purposes of sales outside the United States.

(2)	An indeterminate aggregate amount of securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of all of the registration fee.

(3)	The distribution of the ordinary share purchase rights is contingent upon, and will be effective immediately upon, the completion of the distribution.

PROSPECTUS

SINA Corporation

Ordinary Shares
and Related Ordinary Share Purchase Rights

We may offer and sell our ordinary shares from time to time in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. In addition, this prospectus may be used to offer shares by any selling shareholder identified in a prospectus supplement. Our shares are listed on the NASDAQ Global Select Market under the symbol “SINA.” On December 22, 2009, the last reported sale price of our shares was $44.03 per share.

This prospectus provides you with a general description of the shares that may be offered. Each time we or any selling shareholder sell shares, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the shares. The supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided in connection with a specific offering. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectuses, as well as any documents incorporated by reference in this prospectus and the applicable prospectus supplement, before you invest in any of our shares.

Investing in our securities involves risks. You should read the “Risk Factors” section contained in the applicable prospectus supplement, any related free writing prospectus and the documents we incorporate by reference before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We or any selling shareholder may sell the shares described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the shares, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

This prospectus is dated December 23, 2009

You should read this prospectus and any prospectus supplement together with the additional information described in the section entitled “Where You Can Find Additional Information About Us” and “Incorporation of Certain Documents by Reference.”

In this prospectus, except where the context otherwise requires and for purposes of this prospectus only:

•	“we,” “us,” “our company,” “the Company,” “our” and “SINA” refer to SINA Corporation, its subsidiaries, and, in the context of describing our operations and consolidated financial information, include our consolidated variable interest entities (“VIEs”) in China;

•	“China” or “PRC” refers to the People’s Republic of China solely for the purpose of this prospectus, and do not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region or Taiwan;

•	“GAAP” refers to generally accepted accounting principles in the United States; “PRC GAAP” refers to generally accepted accounting principles in the PRC;

•	“shares” refer to our ordinary shares;

•	all references to “RMB” or “renminbi” are to the legal currency of China, and all references to “$,” “dollars,” “US$” and “U.S. dollars” are to the legal currency of the United States; and

•	all discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing an automatic shelf registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we or any selling shareholder may sell any of our shares from time to time and in one or more offerings. Each time we or any selling shareholder sell shares, we may provide a supplement to this prospectus that contains specific information about the shares being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before you invest in any shares, you should carefully read both this prospectus and any supplement, together with the additional information described in the sections entitled “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, in any applicable prospectus supplement or any related free writing prospectus that we may authorize to be delivered to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable supplement to this prospectus or in any related free writing prospectus is accurate as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.

Potential risks and uncertainties include, but are not limited to, our limited operating history, the current global financial and credit market crisis and its impact on the Chinese economy, the recent slower growth of the Chinese economy, the uncertain regulatory landscape in the People’s Republic of China, fluctuations in our quarterly operating results, our reliance on online advertising sales and MVAS for a majority of its revenues, our reliance on mobile operators in China to provide MVAS, changes by mobile operators in China to their policies for MVAS, any failure to successfully develop and introduce new products including MVAS products, any failure to successfully integrate acquired businesses and risk associated with the contribution of the Company’s real estate business in exchange for shares of China Real Estate Information Corporation.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no duty to update any of the forward-looking statements after the date of this report to conform such statements to actual results or to changes in our expectations.

Readers are also urged to carefully review and consider the various disclosures made by us which attempt to advise interested parties of the factors which affect our business, including without limitation the disclosures made under the caption “Risk Factors” in this prospectus, any accompanying prospectus supplement and in our Annual Report on Form 20-F for the year ended December 31, 2008 and our other filings with the Securities and Exchange Commission.

RISK FACTORS

Investing in our ordinary shares involves risks. You should read the risks and uncertainties set forth in the section entitled “Risk Factors” in our most recently filed annual report on Form 20-F and in our Reports of Foreign Issuer on Form 6-K, which are incorporated by reference in this prospectus, and the “Risk Factors” section in any relevant prospectus supplement, before investing in any securities that may be offered pursuant to this prospectus. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of those risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline.

OUR COMPANY

We are an online media company and MVAS provider in the People’s Republic of China and the global Chinese communities. With a branded network of localized websites targeting Greater China and overseas Chinese, we provide services through five major business lines including SINA.com (online news and content), SINA Mobile (MVAS), SINA Community (Web 2.0-based services and games), SINA.net (search and enterprise services) and SINA E-Commerce (online shopping). Together these business lines provide an array of services including region-focused online portals, MVAS, social networking services (SNS), blog, audio and video streaming, album, online games, email, search, classified listings, fee-based services, e-commerce and enterprise e-solutions. We generate the majority of our revenue from online advertising and MVAS offerings and, to a lesser extent, from search and fee-based services.

SINA Corporation was founded in March 1999 through the merger of Beijing SINA Information Technology Co. Ltd. and California-based SINANET.com. In April 2000, we completed our initial public offering and were listed on the NASDAQ National Market. Incorporated in the Cayman Islands, we are headquartered in Shanghai, China and have offices in seven cities and a network of four web sites around the world. Our principal place of business is located at 20/F Beijing Ideal International Plaza, No. 58 Northwest 4th Ring Road, Haidian District, Beijing 100080, People’s Republic of China. Our telephone number at this address is +8610 8262 8888. Our website is www.sina.com. The information contained on our website does not constitute part of this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the shares as set forth in the applicable prospectus supplement. We will not receive proceeds from sales of shares by persons other than us except as may otherwise be stated in any applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

We were incorporated in the Cayman Islands on July 9, 1997 as an exempted company with limited liability under the Companies Law (2009 Revision), or the Companies Law, of the Cayman Islands. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares. A Cayman Islands exempted company:

•	is a company that conducts its business outside of the Cayman Islands;

•	is exempted from certain requirements of the Companies Law, including a filing of an annual return of its shareholders with the Registrar of Companies or the Immigration Board;

•	does not have to make its register of shareholders open to inspection; and

•	may obtain an undertaking against the imposition of any future taxation.

As of the date of this prospectus, our share capital consists of 150,000,000 ordinary shares of par value US$0.133 each and 3,750,000 preference shares of par value US$1.00, of which 60,530,635 ordinary shares and no preference shares were outstanding at November 30, 2009.

The following summarizes certain terms and provisions contained in our amended and restated memorandum and articles of association. This summary is not complete, and you should read our amended and restated memorandum and articles of association, which were filed as Exhibit 3.2 to our Annual Report on Form 10-K filed on March 16, 2005 and Exhibit 3.1 to our Report of Foreign Issuer on Form 6-K filed on December 23, 2009, respectively.

Register, Entry Number and Objects

The registered office of the Company is c/o Maples and Calder Limited, Ugland House, P.O. Box 309, Grand Cayman, KY1-1104, Cayman Islands. The Company was incorporated as an exempted company under the laws of the Cayman Islands on 9 July 1997 and its incorporation number is 74902. The objects for which the Company is established are unrestricted.

Directors

A director may contract with the Company, provided that such director shall, if his interest in such contract or arrangement is material, declare the nature of his interest at the earliest meeting of the board of directors at which it is practicable for him to do so. A director shall not be entitled to vote on (nor shall be counted in the quorum in relation to) any resolution of the board of directors in respect of any contract or arrangement or any other proposal whatsoever in which he has any material interest, and if he shall do so his vote shall not be counted (nor is he to be counted in the quorum for the resolution), provided that this prohibition shall not apply to certain matters including: (i) the giving of any security or indemnity, either to the director in respect of money lent or obligations incurred by him at the request of or for the benefit of the Company or any of its subsidiaries, or to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which the director has himself assumed responsibility under a guarantee or indemnity or by the giving of security; (ii) any proposal concerning an offer of securities of or by the Company or any other company which the Company may promote or be interested in for subscription or purchase where the director is or is to be interested as a participant in the underwriting or sub-underwriting of the offer; (iii) any proposal concerning any other company in which the director is interested only, whether directly or indirectly, as an officer or executive or shareholder or in which the director is beneficially interested in the shares of that company, provided that, he, together with any of his associates is not, beneficially interested in five percent or more of the issued shares of any class of such company (or of any third company through which his interest is derived) or of the voting rights; (iv) any proposal or arrangement concerning the benefit of employees of the Company or any of its subsidiaries; or (v) any contract or arrangement in which the director is interested in the same manner as other holders of securities of the Company by virtue only of his interest in securities of the Company. A director may not vote on proposals concerning his own appointment to offices or employment with the Company or any company in which the Company is interested.

The board of directors may determine the remuneration for the services by the directors. The board of directors may, from time to time and at its discretion, exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, and may exercise power in such manner and upon such terms and conditions in all respects as it thinks fit.

Rights, Preferences and Restrictions of Ordinary Shares

General.  Our share capital is divided into two classes of shares — ordinary shares of par value US$0.133 each and preference shares of par value US$1.00 each. A holder of a class of shares shall, according to the number of shares of that class held by him/her, have the same rights, privileges and advantages as regards dividends, participation in assets on a winding up, voting at meetings, and other matters, as other holders of that same class of shares.

Dividend Rights and Rights to Share Profits.  All shares of the same class shall rank pari passu with regard to all distributions by way of dividend or otherwise that may be declared by the Company.

Voting Rights.  No person other than a member duly registered and who shall have paid fully for his shares shall be entitled to be present or to vote, or to be reckoned in a quorum, either personally or by proxy at any meeting of shareholders. Voting at any meeting of shareholders is by show of hands unless a poll is duly demanded. On a show of hands, every member who is present in person shall have one vote, and on a poll, every member present in person or by proxy shall have one vote for each share registered in his name in the Company’s register of members. A poll may be demanded by the Chairman of the meeting, at least five shareholders present in person or by proxy, or any shareholder or shareholders present in person or by proxy and representing in the aggregate not less than one-tenth of the total voting rights of all shareholders entitled to vote at the meeting. A written resolution by all shareholders being entitled to attend a meeting of shareholders shall be as valid and effective as if the same had been passed at a duly convened and held meeting of shareholders. No cumulative voting is permitted or required for our board practice of staggered terms.

All business at meetings of shareholders shall be transacted by shareholders to pass either ordinary resolutions or special resolutions. An ordinary resolution requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast in a meeting of shareholders. A special resolution requires the affirmative vote of not less than two-thirds of the votes attaching to the ordinary shares cast in a meeting of shareholders. While ordinary resolution is required for most of business, a special resolution is required for matters such as issuance of redeemable shares, reduction of share capital, removal of a director from office, distribution of assets in liquidation, and amendment of the memorandum and articles in whole or in part.

Liquidation Rights.  If the assets available for distribution in a liquidation are insufficient to repay all of the paid-up capital, such assets shall be distributed so that the losses shall be borne by the shareholders in proportion to the capital paid up or ought to have been paid up, at the commencement of the winding up. If such assets are more than sufficient to repay all of the paid-up capital, the excess shall be distributed among the shareholders in proportion to the capital paid up at the commencement of the winding up.

Redemption and Repurchase of Shares.  The board of directors may from time to time authorize the Company to repurchase all or any portion of the outstanding shares. The Company may, by special resolution, issue shares on the terms that they may be, or at option of the Company or the holders are, liable to be redeemed.

Calls on Shares and Forfeiture of Shares.  The board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a 14-day notice given to such shareholders. The shares that have been called upon and remain unpaid are subject to forfeiture.

Modification of Rights of Shares

All or any of the rights attached to any class of shares may be varied or abrogated either with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Meetings of Shareholders

The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year.

The board of directors may, whenever they think fit, convene an extraordinary general meeting. General meetings shall also be convened on the written requisition of any two or more shareholders, or one shareholder which is a recognized clearing house, who held at the date of the deposit of the requisition not less than one-tenth of the paid-up capital of the Company which carries the right of voting at general meetings of the Company. If the board of directors does not within 21 days from the date of the deposit of the requisition proceed duly to convene the general meeting, the requisitionist(s), or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any such meeting so convened shall not be held after the expiration of three months after the deposit of the requisition.

Advanced notice of at least 21 days in writing is required for the convening of an annual general meeting and any extraordinary general meeting called for the passing of a special resolution. Advanced notice of at least 14 days in writing is required for the convening of any other shareholders meetings.

A quorum required for a meeting of shareholders shall be a shareholder or shareholders together holding not less than one-third of the then outstanding shares of the Company’s ordinary shares that are entitled to vote at such meeting.

Limitations on the Right to Own or to Vote Shares

There are no limitations on the right to own or to vote our shares.

Anti-Takeover Provisions

Any share, including up to 3,750,000 preference shares, may be issued with such preferred, deferred, qualified or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise, and to such persons at such times and for such consideration as the board of directors may determine. No powers shall be taken to freeze or otherwise impair any of the rights attaching to such share by reason only that the person or persons who are interested directly or indirectly therein have failed to disclose their interests to the Company. The preference shares may be issued from time to time in one or more series, and the Board is authorized to determine or alter the number of shares constituting any such series of preference shares.

The board of directors may also issue warrants to subscribe for any class of shares or other securities of the Company on such terms as the board of directors may from time to time determine.

Disclosure of Share Ownership

Our amended and restated memorandum or articles of association do not provide for any ownership threshold above which shareholder ownership must be disclosed.

Change in Capital

The Company may at anytime and from time to time by ordinary resolution increase its share capital by the creation of new shares with the number and amount prescribed by such ordinary resolution.

Amendment of Memorandum and Articles

The Company may at any time and from time to time by special resolution alter or amend its memorandum of association and articles of association in whole or in part subject, in the case of any alteration or amendment which modifies the rights of a class of shares, to consent from holders of that class of shares as more fully set out above.

Differences in Corporate Law

Set forth below is a summary of the significant differences between the provisions of the Companies Law (2007 Revision) of the Cayman Islands applicable to the Company and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Schemes of Arrangement.  Cayman Islands law does not provide for mergers as that expression is understood under United States corporate law. However, there are statutory provisions that facilitate mergers, reconstructions and amalgamations of companies by providing for court sanction of compromises or arrangements between companies and shareholders or creditors or any classes thereof, provided that:

•	a meeting of each relevant class of members or creditors has been convened pursuant to an order of the court;

•	a 75% majority of shareholders or creditors or the relevant class thereof has voted in favor of the scheme; and

•	court approval of the scheme has been obtained.

While a dissenting shareholder would have the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the scheme if it is satisfied that:

•	the statutory provisions as to majority votes have been complied with;

•	the shareholders or creditors have been fairly represented at the meeting in question;

•	the scheme is such as a businessman would reasonably approve; and

•	the scheme is not one that would more properly be sanctioned under some other provision of the Companies Law (2007 Revision) of the Cayman Islands.

The scheme is then binding on any dissenting shareholders or creditors and the dissenting shareholder would have no rights comparable to appraisal rights available to dissenting shareholders in U.S. corporations, providing rights to receive payment in cash for the judicially determined value of their shares.

When a take-over offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the court, but the objection is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

Shareholders’ Suits.  The general principle applicable in Cayman Islands law is that individual shareholders cannot sue for wrongs done to their company or complain of irregularities in the conduct of their internal affairs. However, shareholders as a group can, in accordance with the articles of association of the company and the provisions of the Companies Law (2007 Revision) of the Cayman Islands, compel the company to act. Where an act complained of is either illegal or ultra vires, or is a fraud upon the minority, or, although regular in form, is unfair and oppressive as against the minority, minority shareholders can bring actions against the company which, where appropriate, may seek to compel the company to bring an action in its name against third parties. The minority shareholder’s only alternative remedy if unfairly prejudiced is to petition the court in the Cayman Islands for the winding up of the company on the grounds that it is just and equitable to do so.

LEGAL MATTERS

The validity of the ordinary shares offered by this prospectus and legal matters as to Cayman Islands laws will be passed upon by Conyers Dill & Pearman.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to our report on Form 6-K filed with the SEC on December 23, 2009, and management’s assessment of the effectiveness of our internal control over financial reporting incorporated in this prospectus by reference to our annual report on Form 20-F for the year ended December 31, 2008, have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian CPAs Limited Company, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

The financial statements of China Real Estate Information Corporation as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008, and the related financial statement schedule incorporated by reference to Form 6-K filed with the SEC on December 23, 2009 have been audited by Deloitte & Touche CPA Ltd., an independent registered public accounting firm, as stated in their report incorporated by reference herein (which report expresses an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph referring to (1) the basis of financial statement presentation and (2) the change in method of accounting for the noncontrolling interest in a subsidiary to conform to FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51, effective January 1, 2009). Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

We are registered under the laws of the Cayman Islands as an exempted company with limited liability. We are registered in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers and our special PRC counsel, Jun He Law Offices, are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us, our officers and directors and Jun He Law Offices.

We have appointed CT Corporation System as our agent to receive service of process with respect to any action brought against us in the U.S. District Court for the Southern District of New York under the federal securities laws of the United States or of any State in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Conyers Dill & Pearman, our counsel as to Cayman Islands law, and Jun He Law Offices, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would, respectively, (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers, predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers, predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law will be determined by the courts of the Cayman Islands as penal or punitive in nature. The courts of the Cayman Islands will not recognize or enforce such judgments against a Cayman company, and because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. Conyers Dill & Pearman has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law doctrine of obligation.

Jun He Law Offices has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law. Jun He Law Offices has advised us further that under PRC law, a foreign judgment, which does not otherwise violate basic legal principles, state sovereignty, safety or social public interest, may be recognized and enforced by a PRC court, based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. As there currently exists no treaty or other form of reciprocity between China and the United States governing the recognition of judgments, including those predicated upon the liability provisions of the U.S. federal securities laws, there is uncertainty whether and on what basis a PRC court would enforce judgments rendered by U.S. courts.

PLAN OF DISTRIBUTION

We or any selling shareholder may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing shareholders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us or any selling shareholder. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we or any selling shareholder will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We or any selling shareholder may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its commonly reasonable efforts to solicit purchases for the period of its appointment.

We or any selling shareholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we or any selling shareholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we or any selling shareholder uses in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, or the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, any selling shareholder and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we or any selling shareholder may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We or a selling shareholder may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information superseded by information in this document. This prospectus incorporates by reference the following documents that we have previously filed with the SEC:

(a) our Annual Report on Form 20-F for the year ended December 31, 2008 filed with the SEC on June 29, 2009, as amended by our Form 20-F/A filed on September 18, 2009;

(b) our Reports of Foreign Issuer on Form 6-K filed with the SEC on June 16, 2009, September 4, 2009, September 28, 2009, September 28, 2009, November 12, 2009, November 18, 2009, November 20, 2009, December 2, 2009 and December 23, 2009 (with the Form 6-K filed on December 23, 2009 including revised financial statements from those previously included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2008, filed on June 29, 2009, which financial statements have been revised to reflect the adoption of the accounting guidance as described in such Form 6-K);

(c) the description of our ordinary shares in our Registration Statement on Form 8-A filed with the SEC on April 12, 2000 including any amendment or report filed for the purpose of updating such description; and

(d) the description of our ordinary share purchase rights in our Registration Statement on Form 8-A filed with the SEC on February 24, 2005, as amended by our Form 8-A/A filed with the SEC on November 20, 2009.

The documents listed above contain important information about us and our finances. The more detailed information contained in the Form 6-K and Form 20-F qualify this entire prospectus. Statements in this prospectus may modify or supersede statements in the Form 6-K and Form 20-F and therefore the modified or superseded part of the original statement is not part of this prospectus.

We incorporate by reference into this prospectus all subsequent annual reports on Form 20-F after the date of this prospectus and before we terminate this offering. We also may incorporate by reference into this prospectus our reports on Form 6-K filed after the date of this prospectus and before we terminate this offering that we identify in the Form 6-K as being incorporated into this registration statement. We may modify or supersede any statement in this prospectus by statements in documents we incorporate by reference after the date of this prospectus. When that happens, the modified or superseded part of the original statement is not part of this prospectus.

You may request a copy of any of the documents incorporated by reference in this prospectus at no cost. We will not include exhibits to the documents that you request unless the exhibits are specifically incorporated by reference into those documents. You may make your request for any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address: 20/F Beijing Ideal International Plaza, No. 58 Northwest 4th Ring Road, Haidian District, Beijing 100080, People’s Republic of China (Attention: Investor Relations). The telephone number of SINA at this address is +86 10 8262 8888.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are a foreign private issuer (as such term is defined in the Securities Exchange Act of 1934 (the “Exchange Act”)) and are subject to the informational requirements of the Exchange Act and file our annual reports on Form 20-F, reports on Form 6-K and other information with the SEC. We have filed with the Commission a registration statement on Form F-3 to register the securities offered in this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. References in this prospectus to any contract or other document are not necessarily complete and, if we filed the contract or document as an exhibit to the registration statement, you should refer to the exhibit for more information.

The materials that we filed with the Securities Exchange Commission and this registration statement, including all exhibits, may be inspected without charge at the Commission’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available to the public from the Commission’s website at www.sec.gov.

Our corporate Internet address is http://corp.sina.com. We make available free of charge on or through our web site our annual reports, quarterly reports, current reports, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities Exchange Commission. We may from time to time provide important disclosures to investors by posting them in the investor relations section of our web site, as allowed by SEC rules. Information contained on SINA’s website is not incorporated by reference into, and does not constitute a part of, this prospectus.

As a foreign private issuer, we are exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are not currently required under the Exchange Act to publish financial statements as frequently or as promptly as are United States companies subject to, among others, Rules 13a-11, 13a-13, 15d-11 and 15d-13 promulgated under the Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will issue quarterly press releases containing unaudited results of operations as well as such other reports as may from time to time be authorized by our board of directors or as may be otherwise required.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except if they acted in a willfully negligent manner or defaulted in any action against them. In addition, we have entered into indemnification agreements with our officers and directors containing provisions which may require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 9.	Exhibits

Exhibit Number		Description

1	.1*	Form of Underwriting Agreement.
3.1		Amended and Restated Articles of Association of SINA Corporation (Filed as Exhibit 3.1 to the Company’s Report of Foreign Issuer on Form 6-K filed on December 23, 2009, and incorporated by reference herein).
3.2		Amended and Restated Memorandum of Association of SINA.com (currently known as SINA Corporation) (Filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed on March 16, 2005 and incorporated by reference herein).
4.1		Rights Agreement dated as of February 22, 2005 between SINA Corporation and American Stock Transfer & Trust Company, as Rights Agent (Filed as Exhibit 4.1 to the Company’s Report on Form 8-K filed on February 24, 2005, and incorporated herein by reference).
4.2		Amendment No. 1 to the Rights Agreement dated as of November 18, 2009 between SINA Corporation and American Stock Transfer & Trust Company, as Rights Agent (Filed as Exhibit 4.2 to the Company’s Report on Form 6-K filed on November 20, 2009, and incorporated herein by reference).
4.3		Amended and Restated Registration Rights Agreement dated as of November 24, 2009 between SINA Corporation and New-Wave Investment Holding Company Limited (incorporated by reference to Exhibit E to the Schedule 13D filed by New-Wave Investment Holding Company Limited on December 7, 2009, File No. 005-60461).
5.1		Opinion of Conyers Dill & Pearman.
23.1		Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company.
23.2		Consent of Deloitte Touche Tohmatsu CPA Ltd.
23.3		Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
23.4		Consent of Jun He Law Offices.
24.1		Power of Attorney (included within signature page).

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.

Item 10.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, the People’s Republic of China, on the 23rd day of December, 2009.

SINA CORPORATION

By:	/s/ Charles Chao
Charles Chao
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles Chao and Herman Yu, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each with full power of substitution and resubstitution, to execute in the name, place and stead of the undersigned, in any and all such capacities, any and all amendments (including post-effective amendments) to this Registration Statement, including post-effective amendments and supplements thereto, and all instruments necessary or in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform in the name and on behalf of the undersigned each and every act and thing whatsoever necessary or advisable to be done, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement on Form F-3 has been signed by the following persons in the capacities indicated on December 23, 2009.

/s/ Charles Chao Charles Chao	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Herman Yu Herman Yu	Chief Financial Officer (Principal Financial Officer and Accounting Officer)

/s/ Yan Wang Yan Wang	Chairman of the Board

/s/ Pehong Chen Pehong Chen	Director

/s/ Lip-Bu Tan Lip-Bu Tan	Director

/s/ Ter Fung Tsao Ter Fung Tsao	Director

/s/ Yichen Zhang Yichen Zhang	Director

/s/ Song-Yi Zhang Song-Yi Zhang	Director

/s/ Hurst Lin Hurst Lin	Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of SINA Corporation has signed this Registration Statement or amendment thereto in Beijing, the People’s Republic of China, on December 23, 2009.

SINA.COM ONLINE

By:	/s/ Herman Yu
Name:     Herman Yu

Title: Chief Financial Officer